PROMISSORY NOTE

RANGEFORD RESOURCES, INC., UNTO GREAT NORTHERN ENERGY, INC. ET AL

Date ________________________

IT IS HEREBY AGREED AND UNDERSTOOD, FOR VALUE RECEIVED AND TRANSFERRED BY THE PARTIES TO DATE, THAT  Rangeford Resources, Inc. agrees and promises to pay unto Great Northern Energy, Inc., or its assigned trusts or other parties designated by Great Northern Energy, Inc.,  the sum of  Two Million Seven Hundred Thousand and no/100ths Dollars ($2,700,000.00) in cash and good funds by wire transfer as designated herein, commencing upon December 1st, 2012 and continuing until paid in full , at an interest rate per annum of 8.0% (Eight Percent) on the following schedule:

December 1st, 2012

$ 1,200,000.00

May 1st, 2013

$ 1,568,000.00

Until the sum of $ 2, 768,000.00 (Two Million Seven Hundred Sixty Eight Thousand  U S Dollars)  is paid in full, and as agreed, which is inclusive of all interests due on the debt if paid on time.

This note is agreed to be secured by, and same security interest is hereby granted herein, a prior lien and preferential security interest in and to all of the assets and property so transferred from Great Northern Energy, Inc. unto Rangeford Resources, Inc. under and other related but separate agreements this date entered into and in force and effect as of the date of execution of this note. The perfection of these secured interests shall be made by Great Northern Energy, Inc. or its assigns hereunder, and in a form so as to notify the public of its ongoing interest and lien on such assets during the term of this note or any extensions thereof. Upon payment in full of this note or any extension thereof, Great Northern Energy, Inc. or its designated assignee shall promptly and upon demand file all require notices for release of this debt in full and shall perform all acts as may be required to prefect such release following payment in full.

The parties further agree that Great Northern Energy, Inc., or its assignees, shall have all statutory rights granted under the Laws of the State of Texas to collect any and all unpaid portions of this note at any time such are deemed in default by late payment beyond 5 business days after due date, failure to make a payment in full on the due date, including bankruptcy or insolvency. There shall be no notice required for curing of any condition of default, and if such is required by law, then the parties hereby waive such notice herein.  Should Great Northern Energy, Inc.  or its assigns be forced or elect to collect such payments or other condition or results of any default, or the entire amount remaining due, then the parties agree that Great Northern Energy, Inc. shall be due interest on the unpaid balance at the legal limit allowed under Texas Law, but not to exceed 12% per annum and all attorney fees for the collection of the debt until collected in full.

This note may be paid in full at any time before due date with no penalty as to any single payment or in full. Upon payment in full, Great Northern Energy, Inc. shall issue agreed releases of lien.

This note contains all provisions of the debt and terms of payment between the parties, except for those matters contained in the Pledge and Security Agreement securing this Note. An Exhibit of assets and encumbrance may be attached at the parties agreement to do so. The event of any disagreement over terms or conditions or performance of the note terms by either party will be settled by common rules and procedures of binding arbitration save and except where Great Northern is required to seek District Court ruling or orders to collect the debt or property subject hereto. This note is subject to agreed venue in the County of Dallas, State of Texas.

This note may be assigned by Great Northern Energy, Inc. without permission from Rangeford Resources, Inc., any assignor must give written notice to Rangeford Resources, Inc. ten days in advance of any assignment.  Rangeford Resources may not further encumber, transfer or otherwise assign this note or the asset used to secure same without expressed permission from Great Northern Energy, Inc.

The corporation states that it is both in good standing and is fully authorized to execute and perform this note in every way agreed therein. The party signing this note has the authority to bind the corporation to the terms and conditions stated therein, and the corporation has passed Corporate Resolutions which adopt these terms and conditions as agreed, and make the note effective of December 1st, 2012.

THIS NOTE IS NOT THE SAME NOR IN CONFLICT WITH A SECOND NOTE BETWEEN THE CORPORATIONS.

DONE AND AGREED, by the following parties, for

Rangeford Resources, Inc.   ______________________________________ Its President

Notary Seals to follow

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